A special meeting of the fund's shareholders was held on September 20, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	18,984,087,768.24	96.277
Withheld	734,128,039.90	3.723
TOTAL	19,718,215,808.14	100.000
Albert R. Gamper, Jr.
Affirmative	18,972,066,364.22	96.216
Withheld	746,149,443.92	3.784
TOTAL	19,718,215,808.14	100.000
Robert M. Gates
Affirmative	18,939,072,824.91	96.049
Withheld	779,142,983.23	3.951
TOTAL	19,718,215,808.14	100.000
George H. Heilmeier
Affirmative	18,924,535,963.81	95.975
Withheld	793,679,844.33	4.025
TOTAL	19,718,215,808.14	100.000
Edward C. Johnson 3d
Affirmative	18,871,094,149.22	95.704
Withheld	847,121,658.92	4.296
TOTAL	19,718,215,808.14	100.000
Stephen P. Jonas
Affirmative	18,962,549,074.38	96.168
Withheld	755,666,733.76	3.832
TOTAL	19,718,215,808.14	100.000
James H. KeyesB
Affirmative	18,951,323,897.48	96.111
Withheld	766,891,910.66	3.889
TOTAL	19,718,215,808.14	100.000
Marie L. Knowles
Affirmative	18,948,733,631.68	96.098
Withheld	769,482,176.46	3.902
TOTAL	19,718,215,808.14	100.000
Ned C. Lautenbach
Affirmative	18,955,192,662.21	96.130
Withheld	763,023,145.93	3.870
TOTAL	19,718,215,808.14	100.000
William O. McCoy
Affirmative	18,901,077,394.54	95.856
Withheld	817,138,413.60	4.144
TOTAL	19,718,215,808.14	100.000
Robert L. Reynolds
Affirmative	18,956,972,615.07	96.139
Withheld	761,243,193.07	3.861
TOTAL	19,718,215,808.14	100.000
Cornelia M. Small
Affirmative	18,967,158,466.26	96.191
Withheld	751,057,341.88	3.809
TOTAL	19,718,215,808.14	100.000
William S. Stavropoulos
Affirmative	18,918,672,661.66	95.945
Withheld	799,543,146.48	4.055
TOTAL	19,718,215,808.14	100.000
Kenneth L. Wolfe
Affirmative	18,959,278,859.57	96.151
Withheld	758,936,948.57	3.849
TOTAL	19,718,215,808.14	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.